EXHIBIT 24
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors of VALVOLINE INC., a Kentucky corporation, which is about to file an Annual Report on Form 10-K with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, as amended, hereby constitutes and appoints LORI A. FLEES, J. KEVIN WILLIS, and JULIE M. O’DANIEL, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others to sign and file such Annual Report and the exhibits thereto and any and all other documents in connection therewith, and any such amendments thereto, with the Securities and Exchange Commission, and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Dated: November 21, 2025

/s/ Richard J. Freeland	/s/ Patrick S. Pacious
Richard J. Freeland	Patrick S. Pacious
Chairman of the Board and Director	Director

/s/ Gerald W. Evans, Jr.	/s/ Jennifer L. Slater
Gerald W. Evans, Jr.	Jennifer L. Slater
Director	Director

/s/ Carol H. Kruse	/s/ Charles M. Sonsteby
Carol H. Kruse	Charles M. Sonsteby
Director	Director

/s/ Vada O. Manager	/s/ Mary J. Twinem
Vada O. Manager	Mary J. Twinem
Director	Director